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                                                                   Exhibit 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We hereby consent to the incorporation of our report dated February 25, 2000 (except for the second paragraph of Note 19, as to which the date is March 15, 2000) relating to the consolidated financial statements of Makoff R&D Laboratories, Inc. and subsidiaries included in this annual report of Watson Pharmaceuticals, Inc. in the previously filed Registration Statements of Watson Pharmaceuticals, Inc. on Form S-3 (Nos. 333-20029-01, 333-70943, 333-49079, and 333-53312) and Form S-8 (Nos. 33-70878, 33-94350, 333-05737,
333-20029-02, 333-45650, 333-38596, 333-70933, 333-37733, 333-24577, and 333-
53334).

                                          SINGER LEWAK GREENBAUM & GOLDSTEIN
                                           LLP

Los Angeles, California
March 28, 2001